Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
Exhibit 10.6
EXECUTION
AMENDMENT NO. 5
TO AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION SALE AGREEMENT

This Amendment No. 5 to the Amended and Restated Mortgage Loan Participation Sale Agreement, dated as of October 27, 2025 (this “Amendment”), is between JPMorgan Chase Bank, National Association (the “Purchaser”) and loanDepot.com, LLC (the “Seller”).
RECITALS
The parties hereto are parties to that certain Amended and Restated Mortgage Loan Participation Sale Agreement, dated as of November 10, 2022 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Participation Agreement”; and as amended by this Amendment, the “Participation Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Participation Agreement.
The parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Existing Participation Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Participation Agreement.
Accordingly, the parties hereto hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Participation Agreement is hereby amended as follows:
(a)Amendment to the Existing Participation Agreement. Effective as of the date hereof, the Existing Participation Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in (x) the changed pages of the amended text of the Participation Agreement attached as Exhibit A-1 hereto and (y) the full amended text of the Participation Agreement attached as Exhibit A-2 hereto. The parties hereto further acknowledge and agree that Exhibit A-2 constitutes the Participation Agreement.
(b)Conditions Precedent to Amendment. This Amendment shall be effective as of the date hereof, subject to the execution and delivery of this Amendment by all parties hereto.
(c)Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Participation Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
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(d)Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned, and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned, and electronic signatures having the same legal effect as original signatures.  The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed, or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law.  Any document accepted, executed, or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(e)Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
(f)Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
PURCHASER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:    /s/ Jason Brand
     Name: Jason Brand
     Title: Executive Director

Signature Page to Amendment No. 5 to Amended and Restated Mortgage Loan Participation Sale Agreement

SELLER:
LOANDEPOT.COM, LLC
By:     /s/ David Hayes
Name: David Hayes
Title: CFO

Signature Page to Amendment No. 5 to Amended and Restated Mortgage Loan Participation Sale Agreement

Exhibit A-1
PARTICIPATION AGREEMENT
(Redline)
(See attached)

Exhibit A-1
LEGAL02/47443639v2

AMENDED AND RESTATED
MORTGAGE LOAN PARTICIPATION SALE AGREEMENT
between
LOANDEPOT.COM, LLC,
as Seller,
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Purchaser
November 10, 2022

Exhibit A-1
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TABLE OF CONTENTS

EXHIBITS
SCHEDULE 1    AUTHORIZATIONS
EXHIBIT A    FORM OF TAKEOUT ASSIGNMENT
EXHIBIT B    MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT C    SELLER’S WIRE TRANSFER INSTRUCTIONS
EXHIBIT D    FORM OF OPINION OF COUNSEL TO THE SELLER

    -i-
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AMENDED AND RESTATED
MORTGAGE LOAN PARTICIPATION SALE AGREEMENT

This is an AMENDED AND RESTATED MORTGAGE LOAN PARTICIPATION SALE AGREEMENT (“Agreement”), dated as of November 10, 2022, between JPMorgan Chase Bank, National Association (“Purchaser”) and loanDepot.com, LLC (“Seller”).
R E C I T A L S
WHEREAS, Seller desires to continue to sell from time to time to Purchaser all of Seller’s right, title and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans (defined below) (each such pool of Mortgage Loans so purchased and sold, a “Mortgage Pool”), each in the form of a 100% participation interest evidenced by a Participation Certificate, and Purchaser, at its sole election has agreed to purchase such Participation Certificates evidencing such participation interests from Seller in accordance with the terms and conditions set forth in this Agreement and the Custodial Agreement.
WHEREAS, Seller acknowledges that it will cause each Mortgage Pool purchased hereunder as evidenced by a Participation Certificate to be converted into an Agency Security relating to such Mortgage Pool, such Agency Security to be backed by and to relate to the Mortgage Loans subject to the Mortgage Pools. In furtherance thereof, Seller agrees to cause the related Agency Security to be issued and delivered on or before the Settlement Date under the terms and conditions provided herein.
WHEREAS, coincident with each Mortgage Pool purchase, Seller will have validly assigned to Purchaser all of Seller’s rights and obligations under one or more forward purchase commitments each evidencing an institution’s commitment to purchase on a mandatory basis on a designated purchase date an agreed upon principal amount of the related Agency Security.
WHEREAS, the parties hereto previously entered into that certain Mortgage Loan Participation Sale Agreement, dated as of August 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”).
WHEREAS, the parties hereto have requested that the Existing Agreement be amended and restated in its entirety to amend certain provisions set forth herein on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Purchaser and Seller, intending to be legally bound, hereby agree as follows:
Section 1.Definitions.

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Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pricing Side Letter. Capitalized terms used in this Agreement shall have the meanings ascribed to them below.
“Accepted Servicing Practices”: With respect to each Mortgage Loan, such standards which comply with the applicable standards and requirements under: (i) an applicable Agency Program and related provisions of the applicable Agency Guide pursuant to which the related Agency Security is intended to be issued, and/or (ii) any applicable FHA and/or VA program and related provisions of applicable FHA and/or VA servicing guidelines.
“Additional Collateral”: Shall have the meaning ascribed thereto in Section 7(d) of this Agreement.
“Agency”: The Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), as applicable.
“Agency Approvals”: Shall have the meaning ascribed thereto in Section 9(a)(xxiv) of this Agreement.
“Agency Eligible Mortgage Loan”: A mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or applicable Agency Program.
“Agency Guaranty Fee”: Such fee, payable monthly by Seller to the Agency, as set by the Agency and as in effect at the time a Transaction is commenced, the amount of which with respect to each Mortgage Loan shall be specified as a percentage of par by notice from Seller to Purchaser and on the Mortgage Loan Schedule.
“Agency Guide”: Respecting GNMA Securities, the GNMA Mortgage-Backed Securities Guide; respecting Fannie Mae Securities, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; and respecting Freddie Mac Securities, the Freddie Mac Sellers’ and Servicers’ Guide; in each case as such Agency Guide may be amended from time to time.
“Agency Program”: The specific mortgage-backed securities swap or purchase program under the relevant Agency Guide or as otherwise approved by the Agency pursuant to which the Agency Security for a given Transaction is to be issued.
“Agency Security”: A fully modified pass-through mortgage-backed certificate guaranteed by GNMA, a guaranteed mortgage pass-through certificate issued by Fannie Mae, or a mortgage participation certificate issued by Freddie Mac, in each case representing or backed by the Mortgage Pool which is the subject of a Transaction. The particular Agency Security for the relevant Agency is alternatively referred to as: “GNMA Securities” (in the case of GNMA), “Fannie Mae Securities” (in the case of Fannie Mae) and “Freddie Mac Securities” (in the case of Freddie Mac).

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“Agency Security Face Amount”: The original unpaid principal balance of the Agency Security.
“Agency Security Issuance Deadline”: The date by which the Agency Security must be issued and delivered to Purchaser, which, unless otherwise agreed to by Purchaser as provided herein, shall occur no later than the Settlement Date.
“Agency Security Issuance Failure”: Failure of the Agency Security to be issued for any reason whatsoever on or before the Agency Security Issuance Deadline, or a prior good faith determination by Seller or Purchaser that such Agency Security will not be issued on or before such time.
“Anti-Corruption Laws”: All laws, rules and regulations of any jurisdiction applicable to Seller or its Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws”: Federal, state and local anti-money laundering laws, orders and regulations, including the USA Patriot Act of 2001, the Bank Secrecy Act, OFAC regulations and applicable Executive Orders.
“Available Warehouse Facilities”: As the context requires, (i) the aggregate amount at any time of used and unused available warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities and off-balance sheet funding facilities (whether committed or uncommitted) to finance residential mortgage loans available to Seller at such time or (ii) such warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities and off-balance sheet funding facilities themselves.
“Basic Collateral”: Shall have the meaning ascribed thereto in Section 7(c) of this Agreement.
“Blanket Bond Required Endorsement”: Endorsement of Seller’s mortgage banker’s blanket bond insurance policy to (i) provide that for any loss affecting Purchaser’s interest, Purchaser will be named on the loss payable draft as its interest may appear and (ii) provide Purchaser access to coverage under the theft of secondary market institution’s money or collateral clause of policy.
“Breach”: Shall have the meaning ascribed thereto in Section 9(c) of this Agreement.
“Business Day”: A day (other than a Saturday, Sunday or any other day on which the jurisdiction in which the Custodian’s custodial offices are located are authorized or obligated by law to be closed) when (i) banks in Houston, Texas, Orange County, California and New York, New York are generally open for commercial banking business and (ii) federal funds wire transfers can be made.
“Code”: The Internal Revenue Code of 1986, as amended from time to time.

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“Collateral”: Shall have the meaning ascribed thereto in Section 7(d) hereof.
“Custodial Account”: An account established pursuant to Section 5(c) hereof.
“Custodial Agreement”: The Amended and Restated Custodial Agreement, dated as of November 10, 2022, among Seller, Purchaser and the Custodian, in form and substance acceptable to the parties.
“Custodian”: Deutsche Bank National Trust Company and its successors shall be the Custodian under the Custodial Agreement.
“Cut-off Date”: The first calendar day of the month in which the Settlement Date is to occur.
“Cut-off Date Principal Balance”: The Outstanding Principal Balance of the Mortgage Loans (that are subject to Transactions hereunder) on the Cut-off Date after giving effect to payments of principal and interest due on or prior to the Cut-off Date whether or not such payments are received.
“Deficient Mortgage Loans”: Shall have the meaning ascribed thereto in Section 9(c) of this Agreement.
“Designated Servicer”: Shall have the meaning ascribed thereto in Section 5(f) of this Agreement.
“Discount Rate”: With respect to each Transaction, the percentage set forth in the Pricing Side Letter and on the applicable funding report delivered on the related Purchase Date.
“Electronic Tracking Agreement”: The Amended and Restated Electronic Tracking Agreement, dated as of November 10, 2022, among Seller, Purchaser, MERS and MERSCORP Holdings, Inc., in form and substance acceptable to the parties.
“ERISA”: With respect to any Person, the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Escrow Agreement”: That certain Fourth Amended and Restated Escrow Agreement, dated as of August 16, 2016, by and among Purchaser, Seller, Deutsche Bank National Trust Company, as escrow agent, and other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified, from time to time.
“Escrow Payments”: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rents, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

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“Event of Insolvency”: With respect to any Person (a) the commencement by that Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or a request by that Person for the appointment of a receiver, trustee, custodian or similar official for that Person or any substantial part of its property; (b) the commencement of any such case or proceeding against that Person, or another’s seeking such appointment, or the filing against that Person of an application for a protective decree that (i) is consented to or not timely contested by that Person, (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having similar effect, or (iii) is not dismissed within [***]; (c) the making by that Person of a general assignment for the benefit of creditors; (d) the admission in writing by that Person that it is unable to pay its debts as they become due, or the nonpayment of its debts generally as they become due; or (e) the board of directors, managers, members or partners, as the case may be, of that Person taking any action in furtherance of any of the foregoing.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Expenses”: All present and future reasonable out-of-pocket expenses incurred by or on behalf of the Purchaser in connection with this Agreement or any of the other Program Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, including without limitation, reasonable attorneys’ fees.
“Fannie Mae Securities”: Shall have the meaning ascribed thereto in the definition of “Agency Security” herein.
“FDIC”: The Federal Deposit Insurance Corporation or its permitted successors or assigns.
“FHA”: The Federal Housing Administration.
“FHA Approved Mortgagee”: An institution that is approved by the FHA to act as a mortgagee and servicer of record, pursuant to FHA Regulations.
“FHA Insurance Contract”: The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.
“FHA Loan”: A Mortgage Loan that is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.
“FHA Regulations”: The regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters, and all amendments and additions thereto.
“Freddie Mac Securities”: Shall have the meaning ascribed thereto in the definition of “Agency Security” herein.

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“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in statements and pronouncements of such other entity as may be approved by a significant segment of the accounting profession.
“GLB Act”: The Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat 1338), as it may be amended from time to time.
“GNMA Securities”: Shall have the meaning ascribed thereto in the definition of “Agency Security” herein.
“Good Delivery”: Shall have the meaning ascribed thereto in the SIFMA Guide in connection with the standard requirements for the delivery and settlement of an Agency Security.
“Governmental Authority”: The government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any governmental or quasi-governmental department, commission, board, bureau or instrumentality, and any court, tribunal or arbitration panel, and, with respect to any Person, any private body having regulatory jurisdiction over any Person or its business or assets.
“HUD”: The United States Department of Housing and Urban Development or any successor thereto.
“Individual Takeout Amount”: The principal amount of an Agency Security covered by a particular Takeout Commitment plus accrued interest on such amount, determined in accordance with Good Delivery requirements.
“Initial Balance”: The aggregate Outstanding Principal Balance of the Mortgage Loans evidenced by a Participation Certificate as of the related Purchase Date.
“Initial Remittance Date”: Shall have the meaning ascribed thereto in Section 4(c) of this Agreement.
“Interim Servicing Period”: Shall have the meaning ascribed thereto in Section 2(b)(iv) of this Agreement.
“Intercreditor Agreement”: That certain Fourth Amended and Restated Intercreditor Agreement, dated as of August 16, 2016, by and among Purchaser, Seller, and other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified, from time to time.
“Joint Securities Account Control Agreement”: That certain Fourth Amended and Restated Joint Securities Account Control Agreement, dated as of August 16, 2016, by and

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among Purchaser, Seller, Deutsche Bank National Trust Company, as paying agent, and other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified, from time to time.
“LD Holdings”: LD Holdings Group LLC, a Delaware limited liability company.
“Lien”: Any security interest, mortgage, deed of trust, charge, pledge, hypothecation, assignment as security for an obligation, deposit arrangement as security for an obligation, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention arrangement, any financing lease arrangement having substantially the same economic effect as any of the foregoing and the security interest evidenced or given notice of by the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction.
“Losses”: Shall have the meaning ascribed thereto in Section 5(a) of this Agreement.
“Master Repurchase Agreement”: That certain First Amended and Restated Master Repurchase Agreement, dated as of September 30, 2022, by and between Seller, as seller, and Purchaser, as buyer, as the same may be amended, restated, modified or otherwise supplemented, from time to time.
“Material Adverse Effect”: Any (i) material adverse effect upon the validity, performance or enforceability of any Program Document, (ii) material adverse effect on the properties, business or condition, financial or otherwise, of Seller and its Subsidiaries, on a consolidated basis, (iii) material adverse effect upon the ability of Seller to fulfill its obligations under this Agreement, or (iv) material adverse effect on the value or salability of the Mortgage Loans that are subject to Transactions hereunder, the Participation Certificates or the Agency Securities subject to this Agreement, taken as a whole, as determined in each case by Purchaser in Purchaser’s sole good faith discretion.
“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System”: The system of recording transfers of mortgages electronically maintained by MERS.
“Mortgage”: A first lien mortgage or deed of trust securing a Mortgage Note.
“Mortgage File”: The items pertaining to each Mortgage Loan (other than the Mortgage Loan Documents required to be delivered to the Custodian pursuant to the Custodial Agreement) and Agency Program as described in the relevant Agency Guide.

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“Mortgage Insurance Certificate”: An original HUD Form 59100 signed by HUD which identifies the Mortgage Loan it accompanies.
“Mortgage Interest Rate”: The annual rate of interest borne by the Mortgage Note.
“Mortgage Loan”: Each mortgage loan included in a Mortgage Pool, in each case secured by a Mortgage on a one- to four-family residence and (if so required by the relevant Agency Program) eligible to be either guaranteed by VA and/or insured by FHA, or insured by a private mortgage insurer, as applicable.
“Mortgage Loan Documents”: The originals of the Mortgage Notes and other documents and instruments required to be delivered to the Custodian in connection with each Transaction, all pursuant to the Custodial Agreement.
“Mortgage Loan Remittance Report”: Shall have the meaning ascribed thereto in Section 5(a) of this Agreement.
“Mortgage Loan Schedule”: Shall have the meaning ascribed thereto in the Custodial Agreement.
“Mortgage Note”: A promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.
“Mortgage Pool”: Shall have the meaning ascribed thereto in the introductory recitals to this Agreement.
“Mortgage Pool Ownership Interest”: Shall have the meaning ascribed thereto in Section 2(b)(i) of this Agreement.
“Mortgaged Property”: The real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor”: The obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder
“Net Mortgage Interest Rate”: With respect to any Mortgage Loan, the Mortgage Interest Rate applicable to such Mortgage Loan less the Servicing Fee.
“Obligations”: All of the obligations of the Seller to the Purchaser under the Program Documents.
“OFAC”: The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Outstanding Principal Balance”: At any time, the then unpaid outstanding principal balance of a residential mortgage loan.

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“Outstanding Transaction”: Shall have the meaning ascribed thereto in Section 11 of this Agreement.
“Participation Certificate”: A certificate issued in the name of Purchaser and delivered to Custodian by Seller in connection with each Transaction, substantially in the form attached as an exhibit to the Custodial Agreement, such certificate to evidence the entire (100%) beneficial ownership interest in the related Mortgage Pool.
“Participation Certificate Pass-Through Rate”: With respect to each Participation Certificate, the per annum rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on such Participation Certificate as the Pass-Through Rate, subject to adjustment as contemplated hereby. The Participation Certificate Pass-Through Rate is based upon the weighted average of the Net Mortgage Interest Rates on the Mortgage Loans.
“Permitted Tax Distributions”: Any distributions by the Seller for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.
“Person”: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
“Plan”: Shall have the meaning ascribed thereto in Section 9(a)(xxiii) of this Agreement.
“Pooling Documents”: Each of the original schedules, forms and other documents (other than the Mortgage Loan Documents) required to be delivered by or on behalf of Seller to the relevant Agency and/or the Purchaser and/or the Custodian, as further described in the Custodial Agreement.
“Potential Servicing Termination Event”: A Servicing Termination Event or an event that with notice or lapse of time or both would become a Servicing Termination Event.
“Present Value Adjustment”: The product of (a) the Discount Rate, (b) the Initial Balance, (c) the Takeout Price and (d) a fraction, the numerator of which is the actual number of days elapsed from (and including) the Purchase Date to (but excluding) the Cut-off Date and the denominator of which is 360.
“Pricing Side Letter”: That certain amended and restated pricing side letter and fee letter between Purchaser and Seller, dated as of November 10, 2022, as amended from time to time.
“Privacy Requirements”: (a) Title V of the GLB Act, (b) any applicable federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) any of the Interagency Guidelines Establishing Standards For Safeguarding Customer Information codified at 12 CFR Parts 30, 168, 170, 208, 211, 225, 263, 308 and 364 that are applicable and (d) any

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other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes and such regulations, guidelines, laws, rules and orders (the “Safeguards Rules”) may be amended from time to time.
“Program Documents”: This Agreement, the Pricing Side Letter, the Custodial Agreement, the Electronic Tracking Agreement, each Participation Certificate, each Takeout Commitment, the Intercreditor Agreement, the Escrow Agreement, the Joint Securities Account Control Agreement and all other documents related thereto.
“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date”: As to a given Transaction, the date of Seller’s sale and Purchaser’s purchase of the designated Mortgage Pool, as evidenced by Purchaser’s payment to Seller of the Purchase Price.
“Purchase Price”: With respect to any Participation Certificate, an amount equal to the sum of:
(A)the product of the Initial Balance and the Takeout Price;
(B)the product of (i) the product of (1) the Participation Certificate Pass-Through Rate and (2) the Initial Balance; and (ii) a fraction, the numerator of which is the actual number of days elapsed from (and including) the Cut-off Date to (but excluding) the Settlement Date and the denominator of which is 360; and
(C)minus the Present Value Adjustment.
“Qualified Depository”: A depository institution, the accounts of which are insured by the FDIC, which meets the applicable requirements of the relevant Agency for maintaining custodial collection accounts and escrow accounts in connection with servicing residential mortgage loans underlying an Agency Security.
“REO Property”: Real property acquired by Seller through foreclosure or deed in lieu of foreclosure.
“Repurchase Price”: With respect to any Mortgage Loan, a price equal to (i) the product of the Initial Balance and the Takeout Price (expressed as a percentage) plus (ii) interest on such Initial Balance at the Mortgage Interest Rate from the date on which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by the Seller as servicer, in respect of such Mortgage Loan.
“Remittance Date”: The twenty fifth (25th) day of each month (or if such day is not a Business Day, the Business Day immediately following such twenty fifth (25th) day).
“Requirement of Law”: Any law, treaty, ordinance, decree, requirement, order, judgment, rule, regulation or licensing requirement (or interpretation of any of the foregoing) of

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any Governmental Authority having jurisdiction over Purchaser, Seller or any Takeout Buyer, any of their respective Subsidiaries or their respective properties or any agreement by which any of them is bound, as the same may be supplemented, amended, recodified or replaced from time to time, including:
•    Equal Credit Opportunity Act and Regulation B promulgated thereunder;
•    Fair Housing Act;
•    Gramm-Leach-Bliley Act and Regulation P promulgated thereunder;
•    Fair Credit Reporting Act and Regulation V promulgated thereunder;
•    Home Mortgage Disclosure Act and Regulation C promulgated thereunder;
•    Federal Unfair, Deceptive, or Abusive Acts or Practices laws (including Section 5 of the Federal Trade Commission Act (the “FTC Act”));
•    Truth In Lending Act and Regulation Z promulgated thereunder;
•    Qualified Mortgage/Ability to Repay Rule;
•    Real Estate Settlement Procedures Act and Regulation X promulgated thereunder;
•    Home Ownership and Equity Protection Act and applicable portions of Regulation Z promulgated thereunder;
•    Electronic Fund Transfer Act and Regulation E promulgated thereunder;
•    National Flood Insurance Act, Flood Disaster Protection Act of 1973, National Flood Insurance Reform Act of 1994, Biggert-Waters Flood Insurance Act of 2012, Homeowner Flood Insurance Affordability Act (the “Flood Laws”);
•    Servicemembers Civil Relief Act;
•    rules, regulations and guidelines promulgated under any of such statutes; and
•    any applicable state or local equivalent or similar laws and regulations.
“Responsible Officer”: As to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer, chief accounting officer or controller of such Person; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Officer” means any officer authorized to act

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on such officer’s behalf as demonstrated by a certificate of corporate resolution or similar document and an incumbency certificate.
“Sanctioned Country”: At any time, a country, region or territory that is then the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and the so-called Peoples’ Republics of Donetsk and Luhansk in the territory of Ukraine).
“Sanctioned Person”: At any time, (a) any Person listed on the Specially Designated Nationals and Blocked Persons List or any other Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) another Person owned 50% or more, directly or indirectly, in the aggregate or controlled by one or more such Persons.
“Sanctions”: Economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“SEC”: The Securities and Exchange Commission.
“Scheduled Delivery Date”: The date of delivery of any Agency Security to be delivered by an Agency to Purchaser in connection with a Transaction.
“Seller’s Customer”: Any natural person who has applied to Seller for a financial product or service, has obtained any financial product or service from Seller or has a residential mortgage loan that is serviced or subserviced by Seller.
“Seller’s Customer Information”: Any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with Seller.
“Serviced Loans”: All residential mortgage loans serviced or required to be serviced by the Seller under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by the Seller for that purpose.
“Servicing Agreement”: With respect to any Person, the arrangement (whether or not in writing) pursuant to which that Person acts as servicer of residential mortgage loans, whether owned by that Person or by others.
“Servicing Fee”: With respect to any Mortgage Loan and any month, the monthly fee payable to the Seller for the servicing of such Mortgage Loan, such fee being calculated on a Mortgage Loan-by-Mortgage Loan basis and equal to the Outstanding Principal Balance of such Mortgage Loan on which interest accrued in the related month multiplied by a percentage which

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is set forth on the Mortgage Loan Schedule plus the Agency Guaranty Fee which is also set forth on the Mortgage Loan Schedule.
“Servicing File”: With respect to each Mortgage Loan, the file to be held by or for Seller in trust for the benefit of Purchaser, solely in a custodial capacity. Such file includes, but is not limited to, originals or copies of all documents in the Mortgage File, computer files, data disks, books, records, payment histories, data tapes, notes and all additional documents generated as a result of or utilized in originating and servicing each Mortgage Loan.
“Servicing Portfolio”: The Seller’s entire portfolio of Serviced Loans.
“Servicing Rights”: All rights and interests of Seller or any other Person, whether contractual, possessory or otherwise, to service, administer and collect income with respect to residential mortgage loans, and all rights incidental thereto.
“Servicing Termination Events”: Shall have the meaning ascribed thereto in Section 5(e) of this Agreement.
“Servicing Transfer Date”: Shall have the meaning ascribed thereto in Section 6 of this Agreement.
“Settlement Date”: With respect to each Transaction, that date specified as the contractual delivery and settlement date in the related Takeout Commitment(s) pursuant to which Purchaser has the right to deliver Agency Securities to the Takeout Buyer(s).
“SIFMA Guide”: The uniform practices for the clearance and settlement of mortgage backed securities and other related securities, published (and periodically updated as supplemented) by The Securities Industry and Financial Markets Association (“SIFMA”).
“Standard Agency Mortgage Loan Representations”: Shall have the meaning ascribed thereto in Section 9(b)(iii) of this Agreement.
“Subservicer”: Any entity which is subservicing the Mortgage Loans pursuant to a subservicing agreement with Seller. Each Subservicer and the related subservicing agreement shall be approved in advance by Purchaser.
“Subsidiary”: With respect to any Person, any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock (or equivalent equity interest) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.
“Takeout Amount”: The aggregate of the Individual Takeout Amounts respecting the Agency Security to be issued in connection with a given Transaction, which Takeout Amount shall be required to equal the unpaid principal balance of the Agency Security plus accrued interest.

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“Takeout Buyer”: (i) Any member of the MBS Securities Clearing Corporation or any Person who clears through a MBS Securities Clearing Corporation member with a comparison and netting agent agreement in place with such MBS Securities Clearing Corporation member, which has been previously approved, and not subsequently disapproved, by Purchaser, or (ii) any Agency.
“Takeout Commitment”: A trade confirmation from the Takeout Buyer to Seller in electronic format confirming the details of a forward trade between the Takeout Buyer (as buyer) and Seller (as seller) constituting a valid, binding and enforceable mandatory delivery commitment by a Takeout Buyer to purchase on the Settlement Date and at a given Takeout Price the principal amount of the Agency Security described therein.
“Takeout Commitment Assignment”: An assignment executed by Seller, whereby Seller irrevocably assigns its rights but not its obligations under the Takeout Commitment, and which assignment shall be substantially in the form and content of Exhibit A hereto.
“Takeout Price”: As to each Takeout Commitment the purchase price (expressed as a percentage of par) set forth therein.
“Transaction”: (i) Each agreement by Purchaser to purchase, and by Seller to sell, a Mortgage Pool as evidenced by a Participation Certificate under the terms and conditions of this Agreement; (ii) Seller’s performance of its obligations both hereunder respecting such Mortgage Pool and under the Custodial Agreement; (iii) the issuance and delivery of the related Agency Security together with Seller’s undertakings respecting the facilitation of such Agency Security issuance; (iv) the delivery of the related Agency Security to the Takeout Buyer under each Takeout Commitment; (v) Purchaser’s exercise of its rights and remedies hereunder and in the Custodial Agreement in the event of an Agency Security Issuance Failure or Servicing Termination Event; and (vi) as appropriate, Seller’s interim servicing of such Mortgage Pool as described herein.
“Transfer”: Shall have the meaning ascribed thereto in Section 10(a)(xviii) of this Agreement.
“VA”: The Department of Veterans Affairs.
“VA Approved Lender”: Those lenders that are approved by the VA to act as a lender in connection with the origination of any VA Loan subject to a VA Loan Guaranty Agreement.
“VA Loan”: A Mortgage Loan that is or will be the subject of a VA Loan Guaranty Agreement.
“VA Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) pursuant to the Serviceman’s Readjustment Act, as amended.

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“Wire Instructions”: The wiring instructions as provided by the Seller to the Purchaser and attached hereto as Exhibit C.
Section 2.Purchases of Participation Certificates.
(a)Purchaser may in its sole discretion from time to time, purchase one or more Participation Certificates on a servicing released basis from Seller at the Purchase Price. Prior to Purchaser’s purchase of any Participation Certificate, the Conditions Precedent set forth in Section 8 shall be satisfied or waived.
(b)Simultaneously with the payment by Purchaser of the Purchase Price, in accordance with the warehouse lender’s wire instructions or Seller’s Wire Instructions, as applicable, with respect to a Participation Certificate, Seller hereby agrees to:
(i)irrevocably and absolutely sell, transfer, assign, set over and convey to Purchaser, without recourse but subject to the terms of this Agreement, all right, title and interest of Seller in and to (A) the Participation Certificate and a 100% undivided beneficial ownership interest in the Mortgage Loans subject to such Participation Certificate, (B) all Servicing Rights related to the Mortgage Loans that are subject to such Participation Certificate, (C) any payments or proceeds under any related primary insurance, hazard insurance and FHA insurance policies and VA guarantees (if any) or otherwise and (D) the Mortgage Loan Documents, Mortgage Files and Servicing Files related to the Mortgage Loans that are subject to such Participation Certificate (collectively, the “Mortgage Pool Ownership Interest”);
(ii)irrevocably and absolutely assign and set over to Purchaser all of Seller’s rights (but not its obligations) in and to each Takeout Commitment related to the Mortgage Loans that are subject to such Participation Certificate and does hereby deliver to Purchaser the related Takeout Commitment Assignment duly executed by Seller;
(iii)sell, transfer, set over and convey to Purchaser all of Seller’s right, title and interest in and to the Agency Security scheduled to be issued by the applicable Agency with respect to the Mortgage Loans that are subject to such Participation Certificate; and
(iv)accept its appointment and discharge its performance obligations as servicer of all of the Mortgage Loans subject to the applicable Participation Certificate for the benefit of Purchaser (and any other registered holder of the Participation Certificate) for the period (the “Interim Servicing Period”) from and after the Purchase Date through the earliest to occur of (A) the date of actual issuance, delivery and settlement of the Agency Security to Purchaser, provided such issuance and delivery occurs on or before the Agency Security Issuance Deadline, unless otherwise mutually agreed to by the parties and (B) in the case of an Agency Security Issuance Failure, either (x) any date so designated by Purchaser, but in all events a date occurring no later than [***] which the Settlement Date for the related Agency Security was originally scheduled to occur; or (y) the date of Seller’s purchase of the entire Mortgage Pool related to such

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Participation Certificate based on, and as a result of, Seller’s breach of any of its representations and warranties hereunder including without limitation any of the mortgage loan representations herein.
(c)From time to time Seller may make a request of Purchaser by telephone, electronically or otherwise to enter into a Transaction. Purchaser shall be under no obligation to enter into the Transaction unless and until (i) it elects to do so, which election shall be evidenced solely by its transfer of appropriate funds to Seller and (ii) the conditions specified herein have been satisfied.
(d)If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay an amount equal to the Purchase Price for such Participation Certificate by wire transfer of immediately available funds in accordance with the warehouse lender’s wire instructions or if there is no warehouse lender, Seller’s Wire Instructions. In the event that Purchaser rejects a Participation Certificate for purchase for any reason and/or does not transmit the Purchase Price, (i) any Participation Certificate delivered to Custodian in anticipation of such purchase shall automatically be null and void and shall be returned by Custodian to Seller and (ii) if Purchaser shall nevertheless receive any portion of the related Takeout Price, Purchaser shall pay such Takeout Price to Seller in accordance with Seller’s Wire Instructions on the date of receipt thereof by Purchaser if Purchaser receives such portion of the Takeout Price prior to [***]., New York City time and otherwise, on the next Business Day.
(e)In the event that the Agency Security in connection with a Transaction is not issued on or before the Agency Security Issuance Deadline for such Transaction, Purchaser and Seller may, in the sole discretion of each such party, agree to extend the original Agency Security Issuance Deadline for such Transaction, which agreement shall be evidenced in writing.
(f)To the extent, but only to the extent, the Agency Security for a Transaction is not issued on or before the Agency Security Issuance Deadline for such Transaction or an Agency Security Issuance Failure is otherwise determined to have occurred with respect to such Transaction, then all payments and recoveries of principal and interest respecting any Mortgage Loan that are subject to such Transaction due on or after the Cut-off Date shall belong to Purchaser.
(g)The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement and in each Participation Certificate. Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified herein, for the benefit of Purchaser, the representations and warranties set forth herein in respect of such Participation Certificate and the Mortgage Loans evidenced by such Participation Certificate.
Section 3.Takeout Commitments.
(a)Seller, coincident with the commencement of each Transaction, hereby and thereby assigns and sets over to Purchaser, without recourse, free and clear of any lien, claim, participation or encumbrance of any kind, all of Seller’s rights (but not its obligations)

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under each Takeout Commitment related to such Transaction, including without limitation its right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment related to such Transaction from a Takeout Buyer. Purchaser agrees that it will deliver to each Takeout Buyer such Agency Security that is sufficient to satisfy all Takeout Commitments related to such Transaction, provided that (i) the Agency Security shall have been issued and delivered to Purchaser in the Agency Security Face Amount, and at least equal to the Cut-off Date Principal Balance for such Transaction, on or before the Settlement Date for such Transaction so as to allow Purchaser to effect Good Delivery of the Agency Security to the Takeout Buyer; and (ii) such Takeout Buyer executes the Takeout Commitment Assignment to Purchaser.
(b)In the event the Takeout Buyer, in connection with any Transaction, fails to perform its obligations under the related Takeout Commitment as determined under the express terms set forth in such Takeout Commitment, Purchaser and Seller may, but neither is required to, renegotiate the terms of the Takeout Commitment Assignment.
Section 4.Issuance and Delivery of Participation Certificate.
(a)In connection with each Transaction, Seller shall cause a fully executed and completed Participation Certificate to be issued and delivered to the Custodian for authentication and delivery of a copy thereof to Purchaser on or before the Purchase Date. Pursuant to the Custodial Agreement, Custodian shall hold the Participation Certificate for the exclusive use and benefit of Purchaser, as Purchaser’s bailee, and shall deliver a facsimile copy of the Participation Certificate to Purchaser upon authentication. The Participation Certificate shall evidence the entire Mortgage Pool Ownership Interest in the Mortgage Pool. The Participation Certificate shall, by its terms, cease to evidence a Mortgage Pool Ownership Interest (i) (A) with respect to any Agency Security issued by GNMA, when Purchaser is registered as the registered owner of such Security on GNMA's central registry and (B) with respect to any Agency Security issued by Fannie Mae or Freddie Mac, the later to occur of (x) the issuance of the related Agency Security and (y) the transfer of all of the right, title and ownership interest in that Agency Security to Purchaser or its designee; or (ii) in the event of an Agency Security Issuance Failure, a purchase of the entire Participation Certificate by Seller in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans evidenced by such Participation Certificate plus accrued interest at the Participation Certificate Pass-Through Rate; provided, however, that in the event of an Agency Security Issuance Failure, Purchaser may at its option cause the Participation Certificate to be canceled in exchange for assignment and delivery to Purchaser by the Custodian of the entire Mortgage Pool Ownership Interest, and provided further, that the rights and remedies conferred under such Participation Certificate and this Agreement shall continue to be effective in determining the rights of Purchaser (or other holder of the Participation Certificate) to receive the benefit of any required payments derived from the Mortgage Pool.
(b)Purchaser and any transferee under the Participation Certificate shall be entitled during the term in which a Participation Certificate remains in force and effect to sell, transfer, assign, pledge, or otherwise dispose of such Participation Certificate in accordance with

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the terms of the Custodial Agreement, all without the consent of Seller; provided, however, that no such sale, transfer, assignment, pledge or disposition shall release Purchaser from any of its obligations under this Agreement or any other Program Document. Seller agrees to treat any registered holder of the Participation Certificate as the sole beneficial owner of the Mortgage Pool evidenced thereby, all as further provided in the Custodial Agreement; provided, however, that no sale, transfer, assignment, pledge or disposition of such Participation Certificate shall release Purchaser from any of its obligations under this Agreement or any other Program Document.
(c)Each Participation Certificate shall provide for monthly remittance by Seller to the registered holder thereof of Mortgage Pool payments of principal (including principal prepayments) and interest. The first Remittance Date for Seller’s remittance of Mortgage Loan payments to the holder of a Participation Certificate (“Initial Remittance Date”) shall occur (if at all) on the twenty fifth (25th) day of the month following the month in which the Settlement Date is scheduled to occur. The remittance on the Initial Remittance Date, or on such earlier date if an Agency Security Issuance Failure has occurred, shall include all Mortgage Pool payments (with the interest component thereof adjusted to the Participation Certificate Pass-Through Rate) received by Seller (or Subservicer).
(d)Upon sale or other disposition by Purchaser as contemplated herein, Purchaser (or a subsequent registered holder of a Participation Certificate) shall surrender the Participation Certificate (to the extent in its possession) to Custodian upon the earliest to occur of (i) the sale or transfer of such Participation Certificate and (ii) the assignment and delivery to Purchaser of the entire Mortgage Pool Ownership Interest.
Section 5.Mortgage Pool Interim Servicing.
(a)General Interim Servicing Standards; Indemnification; Servicing Compensation. Seller and Purchaser each agrees and acknowledges that each Mortgage Pool shall be sold to Purchaser on a servicing released basis. Purchaser and Seller agree, however, that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide interim servicing of each Mortgage Pool for the benefit of Purchaser (and any other registered holder of the Participation Certificate) from the Purchase Date for each Transaction until the expiration or earlier termination of the Interim Servicing Period. Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the relevant Mortgage Pool upon the expiration of the applicable Interim Servicing Period.
Seller shall separately service and administer each Mortgage Pool that is subject to a Transaction hereunder in accordance with Accepted Servicing Practices and Seller shall at all times comply with applicable law, FHA Regulations and VA regulations, as applicable, and any other applicable rules or regulations so that (among other things) FHA insurance, VA guarantee, or private mortgage insurance in respect of any Mortgage Loan in such Mortgage Pool remains in full force and effect and is not reduced. Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans that are subject to a Transaction, and Purchaser may, at any time during Seller’s normal business hours, on reasonable prior written notice, examine such records. In addition, Seller shall deliver to Purchaser on each Remittance

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Date (or other date of required remittance of Mortgage Loan payments) occurring during the Interim Servicing Period a written report regarding the status of those Mortgage Loans that are subject to a Transaction, in the form, and having the content, of the remittance report required under the relevant Agency Guide and Agency Program respecting the Agency Security originally intended to be issued pursuant to the Transaction (each, a “Mortgage Loan Remittance Report”). Seller shall not consent to a modification of the interest rate of a Mortgage Note that is subject to a Transaction, defer or forgive the payment thereof or of any principal, reduce the Outstanding Principal Balance (except for actual payments of principal) or extend the final maturity date of a Mortgage Loan that is subject to a Transaction during the Interim Servicing Period or at any other time that it is servicing such Mortgage Loan hereunder for the benefit of Purchaser or its permitted assigns. In addition, the Seller will not make material changes to the servicing of the Mortgage Loans that are subject to Transactions without the consent of the Purchaser.
Seller shall indemnify and hold Purchaser harmless against any and all actions, claims, liabilities or other losses (“Losses”) resulting from or otherwise arising in connection with the failure of Seller to perform its Obligations in strict compliance with the terms of this Agreement (which indemnification shall not include consequential damages but shall include, without limitation, any failure to perform interim servicing obligations, any failure of a Takeout Buyer to perform in a timely manner under its forward purchase commitment if such failure was caused by Seller’s breach of its obligations under this Agreement or Seller’s failure to take action under the terms of this Agreement, any Losses attributable to an Agency Security Issuance Failure if such failure was caused by Seller’s breach of its obligations under this Agreement or Seller’s failure to take action under the terms of this Agreement, any Losses attributable to the improper servicing of the Mortgage Loans that are subject to a Transaction and any Losses attributable to the failure of an Agency to deliver an Agency Security on the Scheduled Delivery Date if such failure was caused by Seller’s breach of its obligations under this Agreement or Seller’s failure to take action under the terms of this Agreement).
With respect to any Mortgage Loan that is subject to a Transaction, if such Mortgage Loan is delinquent with respect to either the Mortgage Loan’s first or second scheduled monthly payment subsequent to origination of such Mortgage Loan, Seller shall, upon receipt of notice from Purchaser, promptly indemnify and hold Purchaser harmless against any Losses resulting from or otherwise arising in connection with such delinquent Mortgage Loan.
As compensation for Seller undertaking interim servicing duties, Seller shall be entitled to receive the Servicing Fee and such other compensation (e.g., late fees and assumption fees) as and in such manner provided for under the applicable provisions of the relevant Agency Guide and Agency Program.
(b)Seller’s Retention of Mortgage Files and Servicing Files. Each Servicing File and Mortgage File related to Mortgage Loans that are subject to a Participation Certificate shall be held by Seller in order to service such Mortgage Loans pursuant to this Agreement and are and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof during the Interim Servicing Period or at any other time that it is servicing such Mortgage Loan hereunder for the benefit of Purchaser or its permitted assigns. Seller’s possession of each Servicing File

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and Mortgage File related to the Mortgage Loans that are subject to a Participation Certificate is at the will of Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan during the Interim Servicing Period pursuant to this Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and related Mortgage Loan Documents related to the Mortgage Loans that are subject to a Participation Certificate, and the contents of each Servicing File and Mortgage File related thereto is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller at the will of Purchaser in such custodial capacity only. The books and records of Seller shall be appropriately marked to clearly reflect the ownership of the Mortgage Loans that are subject to a Participation Certificate by Purchaser (subject to the rights of the relevant Agency upon issuance of the Agency Security). Seller shall release from its custody the contents of any Mortgage File or Servicing File related to Mortgage Loans that are subject to a Participation Certificate retained by it only in accordance with this Agreement and/or any applicable Agency Guide, unless such release is required as incidental to the servicing of a Mortgage Loan.
(c)Custodial Collection Account and Escrow Account; Mortgage Loan Payments. Seller shall establish one or more custodial collection accounts and escrow accounts, each in the form of time deposit or demand accounts, and each titled, “loanDepot.com, LLC, in trust for JPMorgan Chase Bank, National Association Residential Rate Mortgage Loans and various Mortgagors” (each such account, a “Custodial Account”). Such accounts shall be established with a Qualified Depository acceptable to Purchaser and Seller shall promptly deliver to Purchaser evidence of the establishment of such accounts by delivery to Purchaser of certifications substantially in the form of the above-referenced account certifications.
Any funds deposited in any of the foregoing accounts shall at all times be fully insured by the FDIC to the full extent permitted under applicable law. Funds shall be deposited in such accounts, and may be drawn on and invested and reinvested, by Seller solely in a manner consistent with the applicable servicing provisions of the Agency Guide and Agency Program relating to the Agency Security originally intended to be issued in connection with the relevant Transaction.
(d)Subservicers. The Mortgage Loans may be subserviced by a Subservicer on behalf of Seller provided that the Subservicer is a GNMA-approved issuer, Fannie Mae-approved lender, Freddie Mac seller/servicer, FHA Approved Mortgagee, and VA Approved Lender, in each case in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility requirements for lenders/servicers imposed by the relevant Agency Guide. Seller shall notify all relevant Subservicers, at the commencement of each Transaction, of Purchaser’s interest under this Agreement. Seller shall pay all fees and expenses of a Subservicer from its own funds, and a Subservicer’s fee shall not exceed the Servicing Fee respecting a particular Mortgage Pool.
At the cost and expense of Seller, without any right of reimbursement from any custodial collection account, Seller shall be entitled to terminate the rights and responsibilities of

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a Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit Seller, at Seller’s option, from electing to service the related Mortgage Loans itself. In the event that Seller’s responsibilities and duties respecting a particular Mortgage Pool expire by reason of expiration or earlier termination of the Interim Servicing Period, if reasonably requested to do so by Purchaser, Seller shall, at its own cost and expense, terminate the rights and responsibilities of any Subservicers as soon as is reasonably possible.
Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between Seller and a Subservicer or any reference herein to actions taken through a Subservicer or otherwise, Seller shall not be relieved of its Obligations to Purchaser or other registered holder of the Participation Certificate and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Seller shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of Seller. Seller shall be entitled to enter into an agreement with a Subservicer for indemnification of Seller by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.
Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and Seller alone, and Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability to pay the Subservicer’s fees and expenses.
(e)Early Servicing Termination. Without limiting Purchaser’s rights to terminate Seller as servicer as provided above, Purchaser (or any other registered holder of the related Participation Certificate) shall nonetheless be entitled (and in the case of clause (vi), such termination shall occur automatically), by written notice to Seller (and in the case of clause (vi) below immediately without notice), to effect termination of Seller’s interim Servicing Rights and obligations respecting the affected Mortgage Pool in the event any of the following circumstances or events (“Servicing Termination Events”) occur and are continuing:
(i)the Seller shall default in the payment of (i) any Losses pursuant to Section 5(a) of this Agreement, or (ii) any other Expenses, payments or obligations under the Program Documents, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise, and such failure to pay under this clause (ii) continues unremedied for a period [***]; or
(ii)Reserved; or
(iii)(A) any representation or warranty (other than the representations and warranties set forth in Section 10(b) unless (x) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (y) any such representations and warranties have been determined by Purchaser to be materially false or misleading on a regular basis) made by

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Seller in this Agreement or any other Program Document is untrue, inaccurate or incomplete in any material respect on or as of the date made; or
(B) any material information contained in any written statement, report, financial statement or certificate made or delivered by Seller (either before or after the date hereof) to Purchaser pursuant to the terms of this Agreement or any other Program Document (other than as set forth in Section 10(b) unless (x) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (y) any such representations and warranties have been determined by Purchaser to be materially false or misleading on a regular basis) is untrue or incorrect in any material respect as of the date when made or deemed made; or

(iv)Seller shall fail to comply with any of the requirements set forth in [***]; or
(v)Seller shall fail to observe, keep or perform any material duty, responsibility or obligation imposed or required by this Agreement or any other Program Document other than one of the Servicing Termination Events specified or described in another section of this Section 5(e), and such failure continues unremedied for a period of [***]; or
(vi)an Event of Insolvency occurs with respect to Seller; or
(vii)one or more final judgments or decrees are entered against Seller, any of its Subsidiaries for the payment of money in excess of [***] (net of the portion thereof, if any, covered by insurance and the same shall not be vacated, discharged (or provisions satisfactory to Purchaser shall not be made for such discharge), satisfied or stayed or bonded pending appeal, within [***] from the date of entry thereof, and Seller or such Subsidiary, as applicable, shall not within said period of [***] or such longer period during which execution of same shall have been stayed by court order or by written agreement with the judgment creditor, perfect appeal therefrom and cause execution thereof to be stayed during such appeal; or
(viii)any Agency, private investor or any other Person seizes or takes control of any material portion of the Servicing Portfolio of its residential mortgage loans being serviced by Seller or any of its Subsidiaries for breach of any servicing agreement applicable to such Servicing Portfolio or for any other reason whatsoever; or
(ix)any Agency or Governmental Authority revokes or materially restricts the authority of Seller to originate, purchase, sell or service residential mortgage loans, or Seller shall fail to meet all requisite servicer eligibility qualifications promulgated by any Agency; or
(x)there is a default that has continued beyond any grace or cure period under (A) the Master Repurchase Agreement or (B) any agreement other than a Program

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Document that Seller, or any of its Subsidiaries, has entered into with Purchaser or any of its Affiliates or Subsidiaries if the effect of such default is to cause, or to permit such counterparty (or a trustee on behalf of such counterparty) to cause, Indebtedness of Seller in excess of [***] to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time or both, if applicable, or satisfaction of any other condition to acceleration, whether or not any such condition to acceleration has been satisfied); or
(xi)Seller fails to pay when due any repurchase price, margin amount, price differential, principal, interest or other amount due on any other Indebtedness (including, without limitation, under any credit or repurchase, early purchase or similar facilities for the financing of its Mortgage Loans, mortgage Servicing Rights or servicing advances) in excess of [***], individually or in the aggregate, beyond any period of grace provided, or there occurs any breach or default (beyond any period of grace provided) with respect to any material term of any such Indebtedness in excess of [***], individually or in the aggregate, if the effect of such failure, breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Indebtedness of Seller to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time or both, if applicable, or satisfaction of any other condition to acceleration, whether or not any such condition to acceleration has been satisfied); provided that if such breach or default is waived in writing by the holder of such Indebtedness before Purchaser has exercised its right to terminate the interim Servicing Rights and Obligations of the Seller pursuant to Section 5(f) of this Agreement, no Servicing Termination Event shall be deemed to exist under this Agreement on account of such waived breach or default; or
(xii)there is a Material Adverse Effect; or
(xiii)(A) Seller shall assert that any Program Document is not in full force and effect or shall otherwise seek to terminate (other than a termination of this Agreement or any Program Document that is expressly permitted by this Agreement), or disaffirm its obligations under, any such Program Document at any time following the execution thereof or (B) any Program Document ceases to be in full force and effect, or any of Seller’s material obligations under any Program Document shall cease to be in full force and effect (other than as a result of any termination of this Agreement or any Program Document that is expressly permitted by this Agreement), or the enforceability thereof shall be contested by Seller; or
(xiv)any Governmental Authority or any trustee, receiver or conservator acting or purporting to act under such Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of Seller or any Subsidiary of Seller, or shall have taken any action to displace the management of Seller or any Subsidiary of Seller or to curtail its authority in the conduct of the business of Seller or any Subsidiary of Seller, or to restrict the payment

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of dividends to Seller by any Subsidiary of Seller, and such action shall not have been discontinued or stayed within [***]; or
(xv)any Change in Control of Seller shall have occurred without Purchaser’s prior written consent; or
(xvi)reserved; or
(xvii)any failure by Seller to deliver assignments executed in blank to Purchaser or its designee for each Mortgage Loan that is the subject of a Transaction under this Agreement then held by Purchaser within [***] following any termination of Seller’s MERS membership; or
(xviii)an Agency Security Issuance Failure that is caused by Seller’s failure to take action in accordance with this Agreement; or
(xix)a downgrade of any of Seller’s or any of its Subsidiaries’ servicer ratings below the ratings held by Seller or such Subsidiary as of the date of this Agreement or, for ratings initiated after the date of this Agreement, below such initial ratings; or
(xx)the Pension Benefit Guaranty Corp. shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller or any of its Subsidiaries; or
(xxi)Seller shall become subject to registration as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended; or
(xxii)(A) Seller shall grant, or suffer to exist, any Lien on any Participation Certificate or Mortgage Loan related thereto (except any Lien in favor of the Purchaser), or (B) the Liens contemplated hereby fail to be first priority perfected Liens on any portion of a Mortgage Pool subject to a Participation Certificate in favor of the Purchaser.
(f)Remedies. In the case of the events described in clause (e)(vi), immediately upon the occurrence of any such event, regardless of whether notice of such event shall have been given to or by Purchaser or Seller, and each and every other case, so long as the Servicing Termination Event shall not have been remedied (but only to the extent, and within the time period, of any remedy period provided above), in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, by notice in writing to Seller, Purchaser may terminate all the interim Servicing Rights and Obligations of Seller under this Agreement and all Outstanding Transactions.
Upon receipt by Seller of such written notice, all authority and power of Seller respecting its interim mortgage servicing duties under this Agreement and any affected Transactions, shall pass to and be vested in the successor servicer appointed by Purchaser (a “Designated Servicer”). Upon written request by Purchaser, Seller shall prepare, execute and

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deliver to the Designated Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files and Servicing Files related to the Mortgage Loans that are subject to affected Transactions, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer, endorsement and assignment of the Mortgage Loans and related documents related to affected Transactions, at Seller’s sole expense.
Section 6.Seller Covenants Regarding Transfer of Servicing.
In the event a Servicing Termination Event occurs as described in clause (e)(vi) of the definition of Servicing Termination Event or Purchaser gives notice to Seller of Purchaser’s intention to transfer servicing to the Designated Servicer upon the occurrence of any other Servicing Termination Event, expiration or earlier termination of the Interim Servicing Period (“Servicing Transfer Date”), then, in each such case Seller agrees at its sole expense to take all reasonable and customary actions, to assist Purchaser, Custodian and Designated Servicer in effectuating and evidencing transfer of servicing to the Designated Servicer in compliance with applicable law on or before the Servicing Transfer Date, including:
(a)Notice to Mortgagors. Seller shall mail to the mortgagor of each Mortgage Loan that is subject to an affected Transaction, by such date as may be required by law, a letter advising the mortgagor of the transfer of the servicing thereof to the Designated Servicer. Purchaser shall cause the Designated Servicer to mail a letter to each such mortgagor advising such mortgagor that the Designated Servicer is the new servicer of the related Mortgage Loan. Such letters shall be mailed by such date as may be required by applicable law.
(b)Notice to Insurance Companies and HUD (if applicable). Seller shall transmit or cause to transmit to the applicable insurance companies (including primary mortgage insurers, if applicable) and/or agents, not less than [***] prior to the Servicing Transfer Date, notification of the transfer of the servicing to the Designated Servicer and instructions to deliver all notices, insurance statements, as the case may be, to the Designated Servicer from and after the Servicing Transfer Date. With respect to any FHA-insured/VA guaranteed Mortgage Loans in the Mortgage Pool that is subject to an affected Transaction in addition to the requirements set forth above, Seller shall provide notice to HUD on such forms prescribed by HUD, or to the VA respecting the transfer of insurance credits, as the case may be. Seller shall continue to remit all mortgage insurance premiums with respect to FHA/VA Mortgage Loans until such notice is received by HUD and/or the VA.
(c)Assignment and Endorsements. At Purchaser’s (or Designated Servicer’s) direction and in Purchaser’s sole discretion, Seller shall, at its own cost and expense, prepare and/or complete endorsements to Mortgage Notes and assignments of Mortgages (including any interim endorsements or assignments), in each case to the extent subject to an affected Transaction, prior to the Servicing Transfer Date.
(d)Delivery of Servicing Records. Seller shall forward to the Designated Servicer, not more than [***] after the Servicing Transfer Date, all Servicing Files, Mortgage

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Files and any other Mortgage Loan Documents in Seller’s (or any Subservicer’s) possession relating to each Mortgage Loan that is subject to an affected Transaction.
(e)Escrow Payments. Seller shall provide the Designated Servicer on or within [***] of the Servicing Transfer Date with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans in an affected Mortgage Pool. Seller shall provide the Designated Servicer on or before the Servicing Transfer Date with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Designated Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans in the affected Mortgage Pool. Additionally, Seller shall wire to the Designated Servicer on or before the Servicing Transfer Date the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by Seller (or Subservicer), in each case with respect to Mortgage Loans that are subject to an affected Transaction.
(f)Payoffs and Assumptions. Seller shall provide to the Designated Servicer, on or before the Servicing Transfer Date, copies of all assumption and payoff statements generated by Seller (or Subservicer), on the Mortgage Loans.
(g)Mortgage Payments Received Prior to Servicing Transfer Date. Seller shall forward by wire transfer, within [***] of the Servicing Transfer Date, all payments received by Seller (or Subservicer) on each Mortgage Loan in the affected Mortgage Pools prior to the Servicing Transfer Date to Purchaser.
(h)Mortgage Payments Received After Servicing Transfer Date. For a period of [***] after the Servicing Transfer Date, Seller shall forward the amount of any monthly payments received by Seller (or Subservicer) after the Servicing Transfer Date) on account of each Mortgage Loan in the affected Mortgage Pools to the Designated Servicer by overnight mail on the date of receipt. Seller shall notify the Designated Servicer of the particulars of the payment, which notification requirement shall be satisfied (except with respect to Mortgage Loans then in foreclosure or bankruptcy) if Seller (or Subservicer) forwards with its payments sufficient information to the Designated Servicer. Seller shall assume full responsibility for the necessary and appropriate legal application of monthly Mortgage Pool payments received by Seller (or Subservicer) after the Servicing Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, however, necessary and appropriate legal application of such monthly Mortgage Pool payments shall include, but not be limited to, endorsement of a Mortgage Loan monthly payment to the Designated Servicer with the particulars of the payment such as the account number, dollar amount, date received and any special mortgage application instructions.
(i)Reconciliation. Not less than [***] to the Servicing Transfer Date, Seller shall reconcile principal balances and make any monetary adjustments reasonably required by the Designated Servicer. Any such monetary adjustments will be transferred between Seller and the Designated Servicer, as appropriate.

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(j)IRS Forms. Seller shall timely file all IRS forms which are required to be filed in relation to the servicing and ownership of the Mortgage Loans in the affected Mortgage Pools. Seller shall provide copies of such forms to the Designated Servicer upon request and shall reimburse the Designated Servicer for any costs or penalties incurred by the Designated Servicer due to Seller’s failure to comply with this paragraph.
In the event Seller fails to perform any of its obligations described in paragraph (a) through (j) above within the time periods specified therein, Purchaser may take, or cause to be taken, at Seller’s expense, any of the actions described therein.
Section 7.Intent of Parties; Security Interest.
(a)From and after the issuance of the related Participation Certificate, the record title of Seller to each related Mortgage Loan is retained by Seller in trust, for the sole purpose of facilitating the interim servicing of such Mortgage Loan, and all funds received on or in connection with such Mortgage Loan shall be deposited in the Custodial Account and held by Seller in trust for the benefit of the registered holder of the related Participation Certificate and shall be disbursed only in accordance with this Agreement.
(b)It is the intent of the parties hereto that the sale of a participation in each Mortgage Loan shall be reflected on Seller’s balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan that is subject to a Transaction hereunder which shall be clearly marked to reflect that such Mortgage Loan is subject to a Transaction hereunder.
(c)Purchaser and Seller confirm that each of the Transactions contemplated herein are purchases and sales and are not loan transactions. If Seller is an insured depository institution, the parties understand and intend that this Agreement and each Transaction constitute “qualified financial contracts” as that term is used in the Federal Deposit Insurance Act, Section 1821 of Title 12 of the United States Code, as amended. If Seller is any other type of entity, the parties understand and intend that this Agreement and each Transaction constitute a “securities contract” as that term is defined in § 741(7) of the United States Bankruptcy Code. In addition to the foregoing, (x) Seller hereby pledges to Purchaser as security for the performance by Seller of its obligations under this Agreement and hereby grants, assigns and pledges to Purchaser a fully perfected first priority security interest in the Mortgage Loans that are the subject of a Participation Certificate, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of such Mortgage Loans, the custodial collection accounts and escrow accounts referred to in this Agreement or any other Program Document, the Takeout Commitments (and assignments thereof) with respect to any Agency Security to be issued in connection with a Transaction under this Agreement, together with all related Servicing Rights, the Servicing Files, Mortgage Files, Mortgage Loan Documents and Pooling Documents and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles, in each case to the extent that the foregoing relates to any Mortgage Loan that is subject to a Participation Certificate; and any other assets relating to

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such Mortgage Loans (including, without limitation, any other accounts) that are subject to a Participation Certificate or any interest in the Mortgage Loans that are subject to a Participation Certificate and all products and proceeds of any and all of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Basic Collateral”); (y) possession of the Mortgage Loan Documents, Pooling Documents and any other documentation relating to the Mortgage Pool or the Agency Security relating to any Transaction hereunder by Custodian or by Seller shall constitute constructive possession by Purchaser; and (z) Purchaser shall have all the rights of a secured party pursuant to applicable law, and for such purposes this Agreement shall constitute a security agreement.
(d)In the event that the servicing of the Mortgage Loans that are subject to a Participation Certificate is deemed a separate property right severable from the Mortgage Loans and Participation Certificates, and in any event, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have, and the Seller hereby grants and pledges to Purchaser or its Assignee a perfected first priority security interest in Seller’s right, title and interest in the Servicing Rights to the Mortgage Loans that are subject to a Participation Certificate and the Servicing Files related thereto and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (“Additional Collateral”; together with the Basic Collateral, the “Collateral”) free and clear of adverse claims.
Section 8.Conditions Precedent.
It shall be a condition precedent to the parties entering into each Transaction, under this Agreement that Purchaser receives the following:
(i)a certificate of a Responsible Officer attaching certified copies of Seller’s certificate of formation, operating agreement and resolutions of Seller’s board of directors authorizing the transactions contemplated hereby;
(ii)a certificate of incumbency of authorized representatives which sets forth the names, titles and true signatures of all of those individuals authorized to execute any document or instrument contemplated by this Agreement and the Custodial Agreement;
(iii)an opinion of counsel of the Seller, (A) in the form of Exhibit D or such other form as the Purchaser may accept (including a non-contravention, enforceability and corporate opinion with respect to Seller); (B) an opinion with respect to the inapplicability of the Investment Company Act of 1940 to Seller and (C) a true sale opinion; each in form and substance acceptable to Purchaser;
(iv)the Program Documents fully executed by the parties thereto; and
(v)such other documents reasonably requested by Purchaser.
(a)It shall be a condition precedent to the parties entering into additional Transactions, under this Agreement that:

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(i)Purchaser receives a copy of the Takeout Commitment covering in the aggregate a Takeout Amount equal to the Agency Security Face Amount;
(ii)Purchaser receives the Takeout Commitment Assignment(s), duly executed by Seller, together with appropriate instructions sufficient to ensure that Purchaser can obtain the consent of each Takeout Buyer to the assignment of the Takeout Commitment;
(iii)Purchaser receives such copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Purchaser may request from time to time;
(iv)Purchaser receives a letter from any warehouse lender having a security interest in the Mortgage Loans, addressed to Purchaser, releasing any and all right, title and interest in such Mortgage Loans, substantially in the form of an exhibit to the Custodial Agreement;
(v)Purchaser receives an electronic copy of the original Participation Certificate fully completed by Seller and authenticated by Custodian;
(vi)no Servicing Termination Event or Potential Servicing Termination Event shall have occurred and be continuing under the Program Documents and under the Master Repurchase Agreement;
(vii)Purchaser receives an electronic data file for each Transaction, including all fields set forth on Exhibit B hereto;
(viii)the representations and warranties made by the Seller shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(ix)after giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Mortgage Loans subject to Outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Price;
(x)there shall have been no Material Adverse Effect on the financial condition of Seller since the most recent financial statements of Seller were delivered to Purchaser; and
(xi)such Purchase Date occurs at least [***] prior to the related Settlement Date.
Section 9.Representations and Warranties.
(a)Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each issuance and delivery of a Participation Certificate that:

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(i)Seller is Principal. Seller is engaging in the Transactions as a principal.
(ii)Reserved.
(iii)Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of Seller’s assets is greater than the fair value of Seller’s liabilities (including contingent liabilities if and to the extent required to be recorded as liabilities on the financial statements of Seller in accordance with GAAP), and Seller (1) is not insolvent (as defined in 11 U.S.C. § 101(32)), (2) is able to pay and intends to pay its debts as they mature and (3) does not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any Person.
(iv)No Broker. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Purchaser, who may be entitled to any commission or compensation in connection with the sale of Participation Certificates pursuant to this Agreement.
(v)Performance. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform, and Seller intends to perform, each and every covenant that it is required to perform under this Agreement and the other Program Documents.
(vi)Organization and Good Standing; Subsidiaries. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full legal power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of Seller. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its organization and in each jurisdiction in which Seller transacts business. Seller has no Subsidiaries except those listed in the Pricing Side Letter, as such exhibit has been most recently updated by a revision delivered by Seller to Purchaser. As of the date of this Agreement, with respect to Seller and each such Subsidiary, the Pricing Side Letter correctly states its name as it appears in its articles of formation filed in the jurisdiction of its organization, address, place of organization, each state in which it is qualified as a foreign corporation or entity, and in the case of the Subsidiaries, the percentage ownership (direct or indirect) of Seller in such Subsidiary.
(vii)Financial Condition. The consolidated balance sheets of Seller provided to Purchaser pursuant to Section 10(a)(vi) (and, if applicable, its Subsidiaries) as of the dates of such balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the periods ended on the dates of such balance

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sheets heretofore furnished to Purchaser, fairly present in all material respects the financial condition of Seller and its Subsidiaries as of such dates and the results of their operations for the periods ended on such dates. On the dates of such balance sheets, Seller had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against on, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Purchaser in writing. Said financial statements were prepared in accordance with GAAP and applied on a consistent basis throughout the periods involved. Since the date of the balance sheet most recently provided, there has been no Material Adverse Effect, nor is Seller aware of any state of facts particular to Seller that (with or without notice or lapse of time or both) could reasonably be expected to result in any such Material Adverse Effect.
(viii)No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created pursuant to this Agreement and the other Program Documents) of any nature upon the properties or assets of Seller under, any of the terms, conditions or provisions of Seller’s organizational documents, or any material mortgage, indenture, deed of trust, loan or credit agreement or other material agreement or material instrument to which Seller is now a party or by which it is bound (other than this Agreement).
(ix)Authority and Capacity. Seller has all requisite power, authority and capacity to enter into this Agreement and each other Program Document and to perform the obligations required of it hereunder and thereunder. This Agreement and all of the Program Documents constitute a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Seller with this Agreement or any other Program Document or the consummation by Seller of any transaction contemplated thereby, except for those that have already been obtained by Seller, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Program Documents. If Seller is a depository institution, this Agreement is a part of, and will be maintained in, Seller’s official records.
(x)Approved Company. Seller currently holds all approvals, authorizations and other licenses from the Takeout Buyer and the Agencies required under the Agency Guides (or otherwise) to originate, purchase, hold, service and sell Mortgage Loans of the types to be transferred hereunder.

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(xi)Reserved.
(xii)Reserved.
(xiii)Reserved.
(xiv)No Potential Servicing Termination Event. No Potential Servicing Termination Event or Servicing Termination Event has occurred and is continuing.
(xv)Litigation; Compliance with Laws. There is no litigation pending or, to Seller’s knowledge threatened, that could reasonably be expected to cause a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the Participation Certificates, Mortgage Loans or Agency Securities transferred or to be transferred pursuant to this Agreement, taken as a whole. Seller has not violated any Requirement of Law applicable to Seller that, if violated, would materially and adversely affect the Participation Certificates, Mortgage Loans or Agency Securities to be transferred pursuant to this Agreement, taken as a whole, or could reasonably be expected to have a Material Adverse Effect.
(xvi)Tax Returns and Payments. All federal, state and local income, excise, property and other tax returns required to be filed with respect to Seller’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct in all material respects; all taxes, assessments, fees and other governmental charges upon Seller, and Seller’s Subsidiaries and upon their respective properties, income or franchises, that are, or should be shown on such tax returns to be, due and payable have been paid, including all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those that are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 10(a)(vi) are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Seller and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which Seller and Seller’s Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.
(xvii)Investment Company Act. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(xviii)Participation Certificates.
(A)The Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan that is subject to a Participation Certificate to any other Person (other than Purchaser), and immediately prior to the sale of the

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related Participation Certificate to the Purchaser, the Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Purchaser hereunder.
(B)The provisions of this Agreement are effective to either constitute a sale of the Participation Certificate and the beneficial interest in the Mortgage Pool to the Purchaser or to create in favor of the Purchaser a valid security interest in all right, title and interest of the Seller in, to and under the Mortgage Pool related to such Participation Certificate.
(xix)Place of Business and Formation. As of the date of this Agreement, the principal place of business of Seller is located at the address set forth for Seller in Section 16. As of the date of this Agreement, and during the four (4) months immediately preceding that date, the chief executive office of Seller and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is and has been located at the address set forth for Seller in Section 16. As of the date hereof, Seller’s jurisdiction of organization is the state specified in Section 16.
(xx)Reserved.
(xxi)Reserved.
(xxii)Statements Made. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Purchaser in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Purchaser for use in connection with the transactions contemplated hereby or thereby.
(xxiii)ERISA. All plans (“Plans”) of a type described in Section 3(3) of ERISA in respect of which Seller or any Subsidiary of Seller is an “employer,” as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, and neither Seller nor any Subsidiary of

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Seller has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA. No proceedings have been instituted to terminate any such Plan, and no condition exists that presents a material risk to Seller or a Subsidiary of Seller of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. As of the date of this Agreement, no material liability exists with respect to any Plan in which Seller, any Subsidiary of Seller is an “employer”, or any trust forming a part thereof, that has been terminated since December 1, 1974.
(xxiv)Agency Approvals. Seller (and each subservicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller (or any subservicer) having any reason to reasonably believe or suspect will occur prior to the issuance of the Agency Security, including without limitation a change in insurance coverage which would either make Seller (or any subservicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals. Should Seller (or any subservicer), for any reason, cease to possess all such Agency Approvals, Seller shall so notify Purchaser promptly in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each subservicer’s) Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller (and any subservicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of residential mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
(xxv)No Reliance. The Seller has made its own independent decisions to enter into the Program Documents and each transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. The Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(xxvi)Plan Assets. The Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101 in Seller’s hands.
(xxvii)Anti-Money Laundering Laws. Seller and its Affiliates each complies with all Anti-Money Laundering Laws applicable to it and its agents.
(xxviii)Anti-Corruption Laws and Sanctions. Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by Seller, its Subsidiaries and their respective directors, members, managers, officers, employees and

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agents with Anti-Corruption Laws and applicable Sanctions, and Seller, its Subsidiaries and their respective directors, members, managers, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither Seller, any of its Subsidiaries nor any of their respective directors, members, managers, officers or employees or agents that will act in any capacity in connection with or benefit from the mortgage warehousing facility established hereby, is a Sanctioned Person. No use of proceeds of any Transaction nor any other transaction contemplated by the Program Documents will violate Anti-Corruption Laws or applicable Sanctions.
(xxix)Eligibility of Custodian. The Custodian is an eligible custodian under the Agency Guide and Agency Program.
(xxx)Takeout Commitment. Any related Takeout Commitment constitutes a valid, binding and enforceable mandatory delivery commitment by a Takeout Buyer to purchase on the Settlement Date and at a given Takeout Price the principal amount of the Agency Security described therein.
(b)Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan and the related Mortgage Pool, in each case to the extent subject to a Participation Certificate, as of the relevant Purchase Date and Cut-off Date as follows; provided to the extent that the Cut-off Date is a date following the Purchase Date and any facts or circumstances which did not exist on the Purchase Date shall occur subsequent to the Purchase Date that would render any such representation and warranty materially false if made as of the Cut-off Date, Seller shall have no liability for a breach of such representation and warranty made as of such Cut-off Date:
(i)Agency Eligibility. Each such Mortgage Loan is an Agency Eligible Mortgage Loan.
(ii)Mortgage Loan Schedule. The Mortgage Loan Schedule contains a complete listing and schedule of such Mortgage Loans, and the information contained on such Mortgage Loan Schedule is accurate and complete in all material respects.
(iii)Agency Representations. As to both such Mortgage Pool and each such Mortgage Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference therein) the relevant Agency Guide provisions and Agency Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Purchaser, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.
(iv)Aggregate Principal Balance. The Cut-off Date Principal Balance respecting such Mortgage Pool shall be at least equal to the Agency Security Face Amount for the Agency Security designated to be issued.

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(c)In the event any of Seller’s representations or warranties set forth in Section 10(b) are materially breached or determined by either party not to be accurate in any material respect (each a “Breach”), if such Breach can be cured by action of Seller, Seller may attempt to cure such Breach. If such Breach is not cured within [***] of the occurrence of such Breach, Purchaser at its sole election shall be entitled by notice to Seller to immediately require Seller (i) to purchase the Mortgage Loans which are subject to such Breach (the “Deficient Mortgage Loans”); and (ii) if such Breach relates to any of the representations made pursuant to Section 10(b) and the aggregate principal balance of the Deficient Mortgage Loans, when deducted from the Cut-off Date Principal Balance, would result in a remaining Mortgage Pool principal balance insufficient to support the issuance of an Agency Security to satisfy the Takeout Commitments taken as a whole, to purchase the Deficient Mortgage Loans and, if further elected by Purchaser, to take and accept reassignment to Seller of all of the related Takeout Commitments, in both (i) and (ii) above at the Repurchase Price for the Deficient Mortgage Loans.
At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deficient Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deficient Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deficient Mortgage Loan from this Agreement.
In addition to such repurchase the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, including, without limitation, legal fees and related costs, judgment, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Seller representations and warranties contained in Section 10(b) or enforcement of this provision hereunder. It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a Deficient Mortgage Loan and to indemnify the Purchaser as provided in this Section 9 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.
The representations and warranties set forth in this Agreement shall survive transfer of the Participation Certificates to Purchaser and shall continue for so long as the Participation Certificates are subject to this Agreement. Any cause of action against the Seller relating to or arising out of the Breach of any of the representations and warranties made in this Section 9 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.
Section 10.Covenants of Seller.
(a)On and as of the date of this Agreement and each Purchase Date and each day until this Agreement is no longer in force, the Seller covenants as follows:

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(i)Maintenance of Existence; Conduct of Business. Seller shall preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 9(a)(x) and shall make no material change in the nature or character of its business or engage in any business substantially different from the loan origination and servicing business in which it is engaged on the date of this Agreement. Seller will not make any material change in its accounting treatment and reporting practices except as required by GAAP. Seller will remain a member of MERS in good standing.
(ii)Compliance with Applicable Laws. Seller shall comply with all Requirements of Law, a breach of which would, or could reasonably be expected to, affect, as a whole in a materially adverse manner, the Participation Certificates, Mortgage Loans or Agency Securities to be transferred pursuant to this Agreement, or that could reasonably be expected to result in a Material Adverse Effect, in each case except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP, consistently applied, established therefor. Seller shall comply in all material respects with all Requirements of Law applicable to it. Without limiting the foregoing, Seller shall comply in all material respects with all applicable (1) Agency Guides, (2) Privacy Requirements, including the GLB Act and Safeguards Rules promulgated thereunder, (3) consumer protection laws and regulations, (4) licensing and approval requirements applicable to Seller’s origination of Mortgage Loans and (5) other laws and regulations referenced in the definition of “Requirement(s) of Law”.
(iii)Taxes. Seller shall pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon Seller or upon its income, receipts or properties, before the same shall become past due, as well as all lawful claims for labor, materials or supplies or otherwise that, if unpaid, might become a Lien upon such properties or any part thereof; provided that Seller shall not be required to pay obligations, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which Seller shall have obtained an adequate bond or adequate insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued, if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending and if adequate book reserves determined in accordance with GAAP, consistently applied, are established therefor.
(iv)Notices. Seller will promptly notify Purchaser of the occurrence of any of the following and shall provide such additional documentation and cooperation as Purchaser may request with respect to any of the following:
(A)any change in the business address and/or telephone number of Seller;
(B)any merger, consolidation or reorganization of Seller;

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(C)Seller’s creation, formation or acquisition of any Subsidiary;
(D)reserved;
(E)reserved;
(F)any change of the name or jurisdiction of organization of Seller;
(G)reserved;
(H)Seller’s incurring Indebtedness other than the following:
a.Seller’s obligations under this Agreement and the other Program Documents;
b.Seller’s existing Indebtedness, or Seller’s existing guaranties of its Subsidiaries’ or any other Persons’ indebtedness, described in the Pricing Side Letter at current levels;
c.Seller’s and its Subsidiaries’ obligations under other Available Warehouse Facilities;
d.obligations to pay taxes;
e.liabilities for accounts payable, non-capitalized equipment or operating leases and similar liabilities, but only if incurred in the ordinary course of business;
f.accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP;
g.credit or warehouse, early purchase, repurchase or similar facilities for the financing of its Mortgage Loans;
h.capital lease obligations or purchase money debt of Seller or any of its Subsidiaries for fixed or capital assets incurred in the ordinary course of business;
i.other Indebtedness not exceeding [***] in the aggregate at any time outstanding; and
j.guaranties of Indebtedness incurred by a Subsidiary for credit or warehouse, early purchase, repurchase or similar facilities to finance its investment in Mortgage Loans;
(I)Seller’s guaranteeing obligations of any other Person except Indebtedness incurred by a Subsidiary for credit or warehouse, early purchase,

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repurchase or similar facilities to finance its investment in residential mortgage loans;
(J)any material adverse change in the financial position of Seller, Seller and its Subsidiaries taken as a whole;
(K)receipt by Seller of notice from the holder of any of its Indebtedness of any alleged default in respect of Indebtedness of [***] or more;
(L)the filing of any petition, claim or lawsuit against Seller or any Subsidiary of Seller that could reasonably be expected to have a Material Adverse Effect;
(M)the initiation of any investigations, audits, examinations or reviews of Seller or any Subsidiary of Seller by any Agency or Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by Seller or any Subsidiary of Seller or the business operations of Seller, any Subsidiary of Seller (with the exception of routine and normally scheduled audits or examinations by the regulators of Seller or any Subsidiary of Seller), in each case, provided that Seller or such Subsidiary is not prohibited by either any Requirement of Law or any agreement with such Agency or Governmental Authority from disclosing the fact of the investigation, audit, examination or review;
(N)the occurrence of any actions, inactions or events upon which an Agency may, in accordance with Agency Guides, disqualify or suspend Seller or any Subsidiary of Seller as a seller or servicer, including (if Seller is or becomes a Freddie Mac-approved seller or servicer) those events or reasons for disqualification or suspension enumerated in Chapter 5 of the Freddie Mac Single Family Seller/Servicer Guide and (if Seller is or becomes a Fannie Mae-approved seller or servicer) any breach of Seller’s “Lender Contract” (as defined in the Fannie Mae Single Family 2010 Selling Guide) with Fannie Mae including the breaches described or referred to in Section A2-3, 1-01 “Lender Breach of Contract” of the Fannie Mae Single Family 2010 Selling Guide;
(O)the filing, recording or assessment of any federal, state or local tax Lien in excess of [***] against Seller or any of its assets;
(P)the occurrence of any Potential Servicing Termination Event or Servicing Termination Event hereunder;
(Q)the suspension, revocation or termination of any licenses or eligibility as described under Section 9(a)(x) of Seller or any Subsidiary of Seller;
(R)any other action, event or condition of any nature that could reasonably be expected to result in a Material Adverse Effect or that, with or without notice or lapse of time or both, will constitute a default under any other

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material agreement, instrument or indenture to which Seller is a party or to which its properties or assets may be subject;
(S)any alleged breach by Purchaser of any provision of this Agreement or of any of the other Program Documents of which Seller has actual knowledge; provided that the failure to give the notice required by this Section 10 shall not constitute a Servicing Termination Event;
(T)promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Mortgage Pool that is subject to a Participation Certificate;
(U)reserved;
(V)promptly, but no later than [***] after the Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to a Takeout Buyer (whole loan or securitization) and rejected for purchase by such Takeout Buyer.
(v)Disposition; Liens. Except as contemplated or permitted by this Agreement, the Seller shall not cause any Mortgage Pool to be sold, pledged, assigned or transferred; nor shall the Seller create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any Mortgage Pool, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of the Purchaser;
(vi)Financial Statements and Other Reports. Seller shall deliver or cause to be delivered to Purchaser:
(A)as soon as available and in any event not later than thirty (30) days after the end of each calendar month, consolidated statements of income and retained earnings of Seller and Seller’s Subsidiaries for the immediately preceding month, and related consolidated balance sheet as of the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the chief financial officer, chief accounting officer or controller of Seller, excluding, however, normal year-end audit adjustments;
(B)as soon as available and in any event not later than ninety (90) days after Seller’s fiscal year end, consolidated statements of income, retained earnings and cash flows of Seller and Seller’s Subsidiaries for the preceding fiscal year, the related consolidated balance sheet as of the end of such year, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion (without a

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“going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) prepared by Ernst & Young, another accounting firm reasonably satisfactory to Purchaser or other independent certified public accountants of nationally recognized standing selected by Seller, each stating that said financial statements fairly present in all material respects the financial condition, cash flows and results of operations of Seller and Seller’s Subsidiaries as of the end of, and for, such year;
(C)simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsections (A) and (B) above, a certificate in the form of Exhibit C to the Master Repurchase Agreement and certified by the chief financial officer, chief accounting officer or controller of the Seller; provided that delivery of such certificate under the Master Repurchase Agreement shall satisfy delivery under this Agreement so long as the Master Repurchase Agreement is in full force and effect;
(D)photocopies or electronic copies of any Form S-1 and all regular or periodic financial and other reports, if any, that Seller shall file with the SEC (other than routine corporate or organizational filings), not later than [***] after filing;
(E)photocopies or electronic copies of any audits completed by any Agency of Seller, any Subsidiary of Seller, unless such disclosure is prohibited by such Agency, not later than [***] after receiving such audit;
(F)with reasonable promptness following Purchaser’s request for them, photocopies or electronic copies of any regular or periodic financial and other reports (other than routine tax and corporate or organizational filings) that Seller shall have filed with any Governmental Authority other than the SEC;
(G)as soon as available and in any event not later than one hundred twenty (120) days after the fiscal year end, statements of income, retained earnings and cash flows of each Subsidiary of Seller for the preceding fiscal year and the related balance sheet as of the end of such year, all in reasonable detail and each of which may be prepared by the Seller or such Subsidiary;
(H)Seller will furnish to Purchaser monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports), as well as a summary of the portfolio performance on a rolling monthly period stratified by percentage repurchase demands for: representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands, (c) total repurchase demands;

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(I)Seller will furnish a monthly mortgage loan production report reflecting the Seller’s monthly mortgage loan production and acquisition volumes, as well as its mortgage loan pipeline; and
(J)promptly, from time to time, such other information regarding the business affairs, operations and financial condition of the Seller, as the Purchaser may reasonably request.
(vii)Inspection of Properties and Books. Seller shall permit authorized representatives of Purchaser to (i) discuss the business, operations, assets and financial condition of Seller and Seller’s Subsidiaries with their officers and designated employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect Seller’s Mortgage Files and Servicing Files relating to Mortgage Loans that are subject to Participation Certificates and all related information and reports, and (iii) audit Seller’s operations to ensure compliance with the terms of the Program Documents, the GLB Act and other privacy laws and regulations, all at such reasonable times as Purchaser may request. Unless a Potential Servicing Termination Event or a Servicing Termination Event has occurred and is continuing (in which event Purchaser shall have no obligation whatsoever to give Seller advance notice), Purchaser will give Seller reasonable advance notice of each such audit, inspection or visit. Seller shall reimburse Purchaser for out-of-pocket expenses reasonably incurred in connection with only one such audit, inspection or visit during any twelve (12) month period, and for out-of-pocket expenses reasonably incurred in connection with each such audit, inspection or visit, if any, undertaken when a Potential Servicing Termination Event or a Servicing Termination Event exists. Seller will provide its accountants with a photocopy of this Agreement promptly after Purchaser notifies Seller that Purchaser wishes to discuss the financial condition or affairs of Seller and Seller’s Subsidiaries with such accountants and will instruct its accountants to answer candidly any and all questions that the officers of Purchaser or any authorized representatives of Purchaser may address to them in reference to the financial condition or affairs of Seller and Seller’s Subsidiaries. Seller may have its representatives in attendance at any meetings between the officers or other representatives of Purchaser and Seller’s accountants held in accordance with this authorization.
(viii)Reimbursement of Expenses. On the date of execution of this Agreement, the Seller shall reimburse the Purchaser for all Expenses incurred by the Purchaser on or prior to such date. From and after such date, the Seller shall promptly reimburse the Purchaser for all Expenses within [***] of the receipt of invoices therefor.
(ix)Further Assurances. Seller agrees to do such further acts and things and to execute and deliver to Purchaser such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Purchaser to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Purchaser in the Collateral or to better assure and confirm unto Purchaser its rights, powers and remedies hereunder and thereunder.

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(x)True and Correct Information. All information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not and shall not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.
(xi)Reserved.
(xii)Financial Condition Covenants. The Seller shall comply with the financial condition covenants set forth in the Master Repurchase Agreement, which such financial condition covenants shall be incorporated by reference herein mutatis mutandis, and such financial condition covenants shall continue to bind Seller hereunder in the event that the Master Repurchase Agreement is terminated.
(xiii)Insurance. Seller shall maintain at no cost to Purchaser (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as to satisfy the requirements of prevailing Agency Guides applicable to a qualified mortgage originating institution, and shall cause Seller’s policy to be endorsed with the Blanket Bond Required Endorsement and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Photocopies of such policies shall be furnished to Purchaser at no cost to Purchaser upon Seller’s obtaining such coverage or any renewal of or modification to such coverage.
(xiv)Reserved.
(xv)Reserved.
(xvi)Reserved.
(xvii)Limits on Distributions. Other than Permitted Tax Distributions or stock dividends, both of which are unrestricted and may be declared, made or paid at any time, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend or distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Purchaser, if [***] shall have occurred and be continuing, in which case, Purchaser’s consent may be granted or withheld in Purchaser’s sole discretion.

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(xviii)Disposition of Assets; Liens. Seller shall (i) cause any of the Mortgage Loans or Participation Certificates to be sold, pledged, assigned or transferred except in compliance with the applicable Program Documents or (ii) create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Mortgage Loans or Participation Certificates, whether real, personal, or mixed, now or hereafter owned, other than Liens in favor of Buyer.
(xix)Transactions with Affiliates. Seller will not enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not prohibited under this Agreement and (b) in the ordinary course of Seller’s business and upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this Section 10(a)(xix) shall not prohibit any Subsidiary of Seller from making any dividend or distribution to Seller or Seller from making any dividend or distribution permitted under Section 10(xvii).
(xx)Mergers, Acquisitions, Subsidiaries. Without the prior written consent of Purchaser, Seller will not consolidate or merge with or into any entity (unless Seller is the surviving entity and any of Seller’s Subsidiaries may merge with or into Seller). Seller shall not create, form or acquire any Subsidiary not listed in the Pricing Side Letter, unless (i) such Subsidiary engages only in the loan origination, loan servicing, loan escrow or settlement business or a closely related business or a business incidental to the foregoing and (ii) Seller has given Purchaser notice of such creation, formation or acquisition as and when required under Section 10(a)(iv)(C) of this Agreement.
(xxi)Reserved.
(xxii)Agency Approvals; Servicing. The Seller shall maintain its Agency Approvals. Should the Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, the Seller shall so notify Purchaser promptly in writing.
(xxiii)Reserved.
(xxiv)Takeout Commitment. On a timely basis, as required by the Good Delivery standards, Seller shall deliver to Purchaser all pool information relating to each Agency Security referred to in a Takeout Commitment that has been assigned to Purchaser.
(xxv)Reserved.
(xxvi)Treatment as Sale. Under GAAP and for federal income tax purposes, Seller will report each sale of a Participation Certificate to Purchaser as a sale of the ownership interest in the Mortgage Loans evidenced by the Participation Certificate. It is understood that, in making an independent decision to enter into the Transactions

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contemplated hereby, Seller has obtained such independent legal, tax, financial, regulatory and accounting advice as it deems necessary in order to determine the effect of any Transaction on Seller, including but not limited to the accounting treatment of such Transaction. It is further understood that Purchaser has not provided, and Seller has not relied on Purchaser for, any legal, tax, financial, regulatory or accounting advice in connection with entering into any Transaction. It is further understood that Purchaser makes no representation or warranty as to the accuracy or appropriateness of any determination by Seller and its independent legal, tax, financial, regulatory and accounting advisers with respect to the effect of any Transaction on Seller.
(xxvii)Cooperation. Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.
(xxviii)Delivery of Mortgage Loans. Seller shall deliver Mortgage Loans in sufficient quantity and Outstanding Principal Balance to enable Purchaser to consummate the sale or swap as contemplated under the related Takeout Commitment. Should Seller fail to deliver Mortgage Loans in sufficient quantity and Outstanding Principal Balance, Seller shall indemnify Purchaser for any and all losses sustained by Purchaser arising out of the related Takeout Commitment.
(xxix)MERS. Seller will remain a member of MERS in good standing. Seller has listed Purchaser in “interim funder” field on the MERS System with respect to each Mortgage Loan and no other Person shall be identified in the field designated “interim funder”.
Section 11.Term.
(a)This Agreement shall continue in effect until the earliest of (i) the Business Day, if any, that Seller designates as the termination date by written notice given to the Purchaser at least thirty (30) days before such date, (ii) the Business Day, if any, that Purchaser designates as the termination date by written notice given to Seller at least [***] before such date, (iii) October 29, 2026 and (iv) at Purchaser’s option, upon the occurrence of a Servicing Termination Event; provided, however, that no termination will affect the obligations hereunder as to any Transaction then outstanding. A Transaction shall be deemed “outstanding” (each, an “Outstanding Transaction”) during the period commencing on the effective date of such Transaction and continuing until the later of (i) the date of the expiration (or early termination) of the relevant Interim Servicing Period and (as applicable) the effective transfer of Servicing Rights to a Designated Servicer or (ii) the expiration of the time period for the exercise of Purchaser’s rights and remedies pursuant to subclause (v) of the definition of “Transaction”. Notwithstanding the foregoing or any other provision of this Agreement, Seller’s liability for

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Purchaser’s claims for damages hereunder and liability for Seller’s indemnities, representations and warranties contained herein shall survive any termination of this Agreement.
(b)Upon the occurrence and continuance of a Servicing Termination Event or an Event of Default (as defined in the Master Repurchase Agreement), Purchaser may terminate this Agreement.
Section 12.Exclusive Benefit of Parties; Assignment.
This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns and (except as provided in the next sentence) shall not be deemed to give any legal or equitable right to any other person. Seller expressly agrees that Purchaser (or any of its permitted assigns) and any Designated Servicer shall be intended third party beneficiaries under this Agreement. Except as expressly provided herein, this Agreement may not be assigned by Seller or duties hereunder delegated without the prior written consent of Purchaser. This Agreement may not be assigned by Purchaser without the prior written consent of Seller, unless (i) such assignment is to an Affiliate of Purchaser, or (ii) a Potential Servicing Termination Event or a Service Termination Event has occurred and is continuing.
Section 13.Amendment; Waivers.
This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure, or delay by Purchaser in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing.
Section 14.Effect of Invalidity of Provisions.
In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
Section 15.Governing Law; Waiver of Jury Trial.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which is the place of the making of this Agreement, without regard to conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). EACH OF SELLER AND PURCHASER HEREBY:
SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE

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GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING (INCLUDING ANY BROUGHT AGAINST ANY SUBSERVICER) MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON SCHEDULE I HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED);
AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROGRAM DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 16.Notices.
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic mail) delivered to the intended recipient at the “Address for Notices” specified below its name on Schedule 1 hereto); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement all such communications shall be deemed to have been duly given when transmitted by email or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the

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extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
Section 17.Execution in Counterparts.
This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned, and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum, or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed, or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act, and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 18.Confidentiality.
(a)Confidential Terms. The parties hereto hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Program Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person without the prior written consent of such other party except to the extent that (i) such Person is an Affiliate, Subsidiary, division or parent holding company of a party or a director, officer, employee or agent (including an accountant, legal counsel and other advisor) of a party or such Affiliate, division or parent holding company, provided such recipients are advised of the confidential nature of the Confidential Terms, (ii) in such party’s opinion, it is necessary to do so in working with legal counsel or auditors (provided such recipients are advised of the confidential nature of the Confidential Terms), taxing authorities or other governmental agencies or regulatory bodies (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in order to comply with any applicable federal or state laws or regulations, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iv) in the event of a Potential Servicing Termination Event or a Servicing Termination Event, Purchaser reasonably determines such information to be necessary

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or desirable to disclose in connection with the marketing and sales of the Mortgage Loans and Participation Certificates or otherwise to enforce or exercise Purchaser’s rights hereunder, (v) to the extent Purchaser deems it necessary or appropriate to disclose it to Custodian or in connection with an assignment or participation under Section 12 or in connection with any hedging transaction related to Mortgage Loans, provided such recipients are advised of the confidential nature of the Confidential Terms, or (vi) Seller may make disclosures related to this Agreement and the other Program Documents as required by the SEC or any federal or state securities laws and Seller may make disclosures related to this Agreement and the other Program Documents to describe to its creditors the facilities provided under the Program Documents so long as pricing information (including the Discount Rate), fees and financial covenant terms related to the Program Documents are given without linking or relating them to Purchaser and in a range which describes such terms for all of Seller’s warehouse facilities generally. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment, and the parties hereto may disclose information pertaining to this Agreement routinely provided by arrangers to league table providers, that serve the financing industry; provided that Seller may not disclose (except as provided in clauses (i), (ii), (iii) or (vi) of this Section 18(a)) the name of or identifying information with respect to Purchaser or any pricing terms (including the Discount Rate or other fee) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the U.S. federal, state and local tax treatment of the Transactions and is not relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, without the prior written consent of Purchaser. Any Person required to maintain the confidentiality of Confidential Terms as provided in this Section 18(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Terms as such Person would accord to its own confidential information. The provisions set forth in this Section 18(a) shall survive the termination of this Agreement for a period of one (1) year following such termination.
(b)Privacy of Customer Information.
(i)Seller’s Customer Information in the possession of Purchaser, other than information independently obtained by Purchaser and not derived in any manner from or using information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of Seller. Except in accordance with this Section18(b), Purchaser shall not use any Seller’s Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, customers, or disclose any Seller’s Customer Information to any Person, including any of Purchaser’s employees, agents or contractors or any third party not affiliated with Purchaser. Purchaser may use or disclose Seller’s Customer Information only to the extent necessary (1) for examination and audit of Purchaser’s activities, books and

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records by Purchaser’s regulatory authorities, (2) to protect or exercise Purchaser’s rights and privileges or (3) to carry out Purchaser’s express obligations under this Agreement and the other Program Documents (including providing Seller’s Customer Information to Takeout Buyers), and for no other purpose; provided that Purchaser may also use and disclose Seller’s Customer Information as expressly permitted by Seller in writing, to the extent that such express permission is in accordance with the Privacy Requirements. Purchaser shall take commercially reasonable steps to ensure that each Person to which Purchaser intends to disclose Seller’s Customer Information, before any such disclosure of information, agrees to keep confidential any such Seller’s Customer Information and to use or disclose such Seller’s Customer Information only to the extent necessary to protect or exercise Purchaser’s rights and privileges, or to carry out Purchaser’s express obligations, under this Agreement and the other Program Documents (including providing Seller’s Customer Information to Takeout Buyers). Purchaser agrees to maintain an information security program and to assess, manage and control risks relating to the security and confidentiality of Seller’s Customer Information pursuant to such program in the same manner as Purchaser does in respect of its own customers’ information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Safeguarding Company Customer Information set forth in 12 CFR Parts 30, 168, 170, 208, 211, 225, 263, 308 and 364. Without limiting the scope of the foregoing sentence, Purchaser shall use at least the same physical and other security measures to protect all of Seller’s Customer Information in its possession or control as it uses for its own customers’ confidential and proprietary information.
(ii)Seller shall indemnify Purchaser’s Affiliates and Subsidiaries and their respective directors, officers, agents, advisors and employees (each an “Indemnified Party”) against, and hold each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any Indemnified Party relating to or arising out of Seller’s loss, improper disclosure or misuse of any Seller’s Customer Information not caused by Purchaser’s sole or concurrent gross negligence or willful misconduct.
Section 19.Acknowledgments.
Seller hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of the Program Documents;
(b)Seller has no fiduciary relationship to Purchaser, and the relationship between Seller and Purchaser is solely that of seller and purchaser; and
(c)no joint venture exists between Seller and Purchaser.

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Section 20.Authorizations. Any of the persons whose signatures and titles appear on Schedule 1 are authorized, acting singly, to act for Seller or Purchaser, as the case may be, under this Agreement.

Section 21.Set-Off. In addition to any rights and remedies of Purchaser hereunder and by law, Purchaser shall have the right, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise) and provided that a Servicing Termination Event has occurred and is continuing, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Purchaser or any Affiliate thereof to or for the credit or the account of the Seller. Purchaser shall notify Seller promptly of any such setoff and application made by Purchaser; provided that the failure to give such notice shall not affect the validity of such set off and application or give any rise to any liability of Purchaser.

Section 22.Amendment and Restatement. The parties hereto entered into the Existing Agreement. The parties hereto desire to enter into this Agreement in order to amend and restate the Existing Agreement in its entirety. The amendment and restatement of the Existing Agreement shall become effective on the date hereof, and the parties hereto shall hereafter be bound by the terms and conditions of this Agreement. This Agreement amends and restates the terms and conditions of the Existing Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. All references to the Existing Agreement in any Program Document or other document or instrument delivered in connection therewith shall be, without more, deemed to refer to this Agreement and the provisions hereof. The terms and provisions of the existing Agreement are hereby amended and restated in their entirety by the terms and provisions of this Agreement, and the provisions of this Agreement shall supersede all provisions of the Existing Agreement as of the date hereof.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date first above written.
LOANDEPOT.COM, LLC, as Seller
By:
Name:
Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Purchaser
By:
Name:
Title:
Signature Page to Amended and Restated Mortgage Loan Participation Sale Agreement
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SCHEDULE 1
SELLER NOTICES

[***]

SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:
[***]
Schedule 1
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PURCHASER NOTICES

[***]
PURCHASER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for JPMorgan Chase Bank, N.A. under this Agreement.

[***]
    Schedule 1
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EXHIBIT A
TAKEOUT ASSIGNMENT
Commitment
___________________________________(“Takeout Investor”)
(Address)
Attention: ___________________________
Gentlemen:
Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), documenting your purchase of mortgage-backed pass-through securities (“Securities”) under the following trade terms:
Seller:        Pool Type:
Trade Date:        Settlement Date:
Amount:        Purchase Price:
Coupon:        Agency:
Trade Stipulations (if any):        __ (a) Government National Mortgage Association
        __ (b) Federal National Mortgage Association
        __ (c) Federal Home Loan Mortgage Corporation
This is to confirm that (i) the Commitment is in full force and effect, (ii) the Commitment has been assigned to JPMorgan Chase Bank, National Association (“Purchaser”), whose acceptance of such assignment is indicated below, (iii) you will accept delivery of such Securities directly from Purchaser and (iv) you will pay Purchaser for such Securities. Payment will be made “delivery versus payment (DVP)” to Purchaser in immediately available funds. Purchaser shall have the right to require you to fulfill your obligation to purchase the Securities.
Notwithstanding the foregoing, the obligation to deliver the Securities to you shall be that of Seller and your sole recourse for the failure of such delivery shall be against Seller.
Exhibit A-1
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Please execute this letter in the space provided below and send it by email immediately to Purchaser at [***] immediately, with copies to [***] and [***].
Very truly yours,
LOANDEPOT.COM, LLC, as Seller
By:
Title:
Date:
Agreed to:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:
Title:
Date:
Agreed to:
TAKEOUT BUYER
By:
Title:
Date:
Exhibit A-2
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EXHIBIT B
MORTGAGE LOAN SCHEDULE DATA FIELDS

[***]
Exhibit B
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EXHIBIT C
[LETTERHEAD OF THE SELLER]
(date)
JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179

Dear Sirs:

The Seller’s wire transfer instructions for purposes of all remittances and payments related to this Agreement are as follows:
[***]

Very truly yours,
loanDepot.com, LLC
By:
Name:
Title:

Exhibit C
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EXHIBIT D
[FORM OF OPINION OF COUNSEL TO THE SELLER]
(date)
[***]
Exhibit D
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